SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

SL GREEN REALTY CORP.

(Exact name of Registrant as specified in its Charter)

Maryland

(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer Id. Number)

420 Lexington Avenue New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Pursuant to the requirements of the Securities Exchange Act of 1934, SL Green Realty Corp. (the "Company") hereby amends its Current Report on Form 8-K, dated April 22, 2003 (filed with the Securities and Exchange Commission on April 23, 2003), to (i) include reconciliations of certain non-GAAP financial measures and the comparable GAAP financial measures discussed, but not previously reconciled, in the Company's press release dated April 22, 2003 as well as the reasons that management believes such non-GAAP financial measures provide useful information to investors and (ii) attach as an exhibit certain supplemental information regarding the Company's operations.

Item 7.    Financial Statements and Exhibits

(c)           Exhibits

99.1         Press Release

99.2         Supplemental Package

Item 9.    Regulation FD Disclosure

The information contained in this Item 9 of this Amendment to Current Report is also being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release No. 33-8216; 34-47583.

The information in this Amendment to Current Report  (including the exhibits) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This report will not be deemed an admission as to the  materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On April 22, 2003, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2003 and held its earnings conference call on April 23, 2003. The Company has made available supplemental information regarding the Company's operations that is too voluminous for a press release.  The Company is attaching the press release (which includes additional reconciliations) as Exhibit 99.1 and the Supplemental Package as Exhibit 99.2 to this Amendment to Current Report.

NON-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.  The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in October 1999 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP.  FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.   FAD does not represent cash flow from operating, investing and financing activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company presents earnings before interest, taxes, depreciation and amortization (EBITDA) because the Company believes that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt.  EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented.  For properties owned since January 1, 2002, the Company determines net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues.  Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

Debt to Market Capitalization Ratio

The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value.  The Company’s estimated market value is based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity.  This ratio is presented on a consolidated basis and a combined basis.  The combined debt to market capitalization includes the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture debt.  The Company believes this ratio may provide investors with another measure of the Company’s current leverage position.  The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, this may not be comparable to other REITs that do not compute the debt to market capitalization ratio in the same manner.  The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.

Coverage Ratios

The Company presents fixed charge and interest coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income.  These coverage ratios are provided on both a consolidated and combined basis.  The combined coverage ratios include the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture fixed charges and cash net operating income.  These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/S/ Thomas E. Wirth
Thomas E. Wirth Executive Vice President, Chief Financial Officer

Date: May 14, 2003